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                                               EXHIBIT 10.4

                       CYTOGEN CORPORATION

                  CONVERTIBLE PROMISSORY NOTE

U.S. $2,000,000		                      					August 12, 1998
                                            New York, New York

The undersigned, Cytogen Corporation, a Delaware corporation with offices at 600 College Road East, Princeton, New Jersey 08540 ("Cytogen"), unconditionally promises to pay to Elan International Services, Ltd., a Bermuda corporation ("EIS") or any of its successors or assigns or any other holder of this Note (collectively, the "Holder"), on August 12, 2005 (the "Maturity Date"), at such place as may be designated by the Holder to Cytogen, the principal amount of $2,000,000, together with interest thereon accrued from and after the date hereof, at a rate per annum equal to the lesser of (x) 7%, and (y) the maximum rate of interest permitted by applicable law, compounded on a semi-annual basis, such compounding to commence as of the first cash interest payment date as provided in Section 2(b) below.


     SECTION 1.	REORGANISATION AGREEMENT
                ------------------------

(a) This Note is issued pursuant to an unwind agreement dated as of the date hereof by and between Cytogen and EIS (the "Reorganisation Agreement"). This Note is the Convertible Promissory Note referred to in the Reorganisation Agreement and the Holder is intended to be afforded the benefits thereof, including the Representations and Warranties set forth by Cytogen therein.

     SECTION 2.	PAYMENTS
                --------

          (a) Unless earlier converted in accordance with the terms of Section 3 below or prepaid in accordance with the terms hereof, the entire outstanding principal amount of this Note, together with any accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

          (b) During the initial 24-month period from and after the date hereof, Cytogen shall not be required to pay accrued interest hereon in cash; such accrued interest shall be capitalized and added to the principal amount outstanding hereunder. Thereafter, Cytogen shall pay all accrued interest to the Holder in cash.

          (c) Principal outstanding hereunder, together with accrued and unpaid interest thereon, may be prepaid by Cytogen at any time, in whole or in part, upon five-days written Notice to the Holder; such payments shall be due and payable on the last business day of each of the second and fourth calendar quarters of each year, commencing with the calendar quarter ending in December 2000.

     SECTION 3. CONVERSION
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          (a) From and after the date hereof and until this
Note is repaid in full, the Holder shall have the right, in its sole discretion, to convert all principal and accrued interest then-outstanding hereunder for shares of the common stock of Cytogen, par value $.01 per share (the "Common Stock"), at a conversion price of $2.80 per share (the "Conversion Price"), subject to adjustment as described herein.

          (c) The Holder shall be entitled to exercise the rights of conversion as described in this Section 3 upon 30 days Notice to Cytogen, such Notice to be in the form attached hereto as Exhibit A.


     SECTION 4.	CERTAIN COVENANTS
                -----------------
                Cytogen covenants and agrees with the Holder that, so long as any amount remains unpaid on the Note, unless the consent of the Holder is obtained, Cytogen:

          (a)	shall not, prior to the payment in full of the
outstanding principal, and accrued and unpaid interest on, the Note, create, incur, or suffer to exist any indebtedness or other obligation senior hereto, other than in the ordinary course of business;

          (b)	shall not change its primary line of business;

          (c)	shall not (i) enter into any merger or
consolidation, (ii) liquidate, wind up its affairs or dissolve, or (iii) except in the ordinary course of business, convey, sell, lease, transfer or otherwise dispose of, or purchase or acquire, any business, assets, or other property;

          (d)	shall not, directly or indirectly, enter into any
transaction with, or for the benefit of, an affiliate (other than for reasonable compensation);

          (e)	shall deliver to Holder:

               (i)	promptly after Cytogen shall obtain knowledge
of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "Default"), a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action Cytogen has taken or proposes to take with respect thereto; and

               (ii)	promptly after Cytogen shall obtain knowledge
of such, provide written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting Cytogen and its subsidiaries; except, proceedings which, if adversely determined, would not have a material adverse effect on Cytogen and its subsidiaries taken as a whole.

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     SECTION 5.	ADJUSTMENT TO CONVERSION PRICE
                 ------------------------------

     The Conversion Price shall be subject to adjustment from time to time as follows:

          (a)	 (i)	If Cytogen shall issue, after the date
hereof, any Additional Stock (as defined below) without consideration or for a consideration per share less than the greater of (X) the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock and
(Y) the Closing Price on such date, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause
(i)) be adjusted to a price equal to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (w) the number of shares of Common Stock outstanding immediately prior to such issuance and (x) the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the sum of (y) the number of shares of Common Stock outstanding immediately prior to such issuance and (z) the number of shares of such Additional Stock. In the event that the the Conversion Price is adjusted, as set forth above, the number of shares of Common Stock issuable upon exercise of the conversion right herein shall be increased by the reciprocal of such Conversion Price adjustment.

               (ii)	No adjustment of the Conversion Price
shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. No adjustment of such Conversion Price pursuant to this subsection 5(a)(ii) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

               (iii)	In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by Cytogen for any underwriting or otherwise in connection with the issuance and sale thereof.

               (iv)	In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by Cytogen's board of directors irrespective of any accounting treatment.

               (v)	In the event that Cytogen causes its
Common Stock to be combined, split or effects other capital reorganisation that has the effect of changing the number of outstanding shares of Common Stock, the number of shares of Common Stock issuable upon exercise of the conversion right herein shall be adjusted accordingly.

          (b)	"Additional Stock" shall mean any shares of
Common Stock issued by Cytogen after the Purchase Date to its

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Affiliates or directors, officers, employees or agents of such
Affiliates, other than shares of Common Stock issuable or issued to employees, consultants or directors of Cytogen directly or pursuant to a stock option plan, stock purchase plan, restricted stock plan or contractual obligation approved by the Board of Directors of Cytogen (provided that the sum of such number of shares of Common Stock issuable or issued pursuant to such stock option plan or restricted stock plan shall in no event represent more than 20% of the authorized number of shares of Common Stock). "Affiliates" shall mean, with respect to any party, any entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such party. For purposes of this definition, "control" means the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

          (c)	In the event Cytogen should at any time or from
time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

          (d)	If the number of shares of Common Stock
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

     SECTION 6.	EVENTS OF DEFAULT
                -----------------

          The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

          (a)	A default in the payment of the principal
amount of this Note, when and as the same shall become due and payable;

          (b)	a default in the payment of any accrued and
unpaid interest on any Note, when and as the same shall become due and payable;

          (c)	a default in the performance, or a breach of
any other covenant or agreement of Cytogen in this Note, and

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continuance of such default or breach for a period of 10 days after the Holder has notified Cytogen of its occurrence;

          (d)	any representation, warranty, or certification
made by Cytogen pursuant to this Note or the Reorganisation
Agreement shall prove to have been false or misleading as of the date made in any material respect;

          (e)	 (i) the entry of a decree or order by a court
having jurisdiction adjudging Cytogen bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Cytogen, under United States bankruptcy or insolvency law, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; (ii) the commencement by Cytogen of a voluntary case under United States bankruptcy law, as now or hereafter constituted, or the consent by Cytogen to the institution of bankruptcy or insolvency proceedings against it; (iii) the filing by Cytogen of a petition or answer or consent seeking reorganization or relief under United States bankruptcy law; (v) the appointment of a receiver, liquidator, assignee, trustee, or similar official of Cytogen or of any substantial part of its property which is not discharged within 60 days; (vi) the making by Cytogen of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Cytogen in furtherance of any such action; or

          (f) a material default by Cytogen under the Reorganisation Agreement.

     SECTION 7. REMEDIES IN THE EVENT OF DEFAULT
                --------------------------------

          (a) In the case of any Event of Default by Cytogen, the amount of outstanding principal under this Note and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immediately due and payable upon written notice delivered by Holder to Cytogen.

          (b) Cytogen hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

          (c) In the case of any Event of Default or breach of this Note by Cytogen this Note shall continue to bear interest after such default or breach at the interest rate otherwise in effect hereunder plus 3% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law).

     SECTION 8.  RANK
                 ----

          This Note shall be subordinated to currently existing senior indebtedness of Cytogen; provided, that from and after the date hereof, and for anytime that principal or accrued interest shall be outstanding hereunder, Cytogen shall not incur any indebtedness for money borrowed which shall rank senior to, or pari passu with, this Note without the prior

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consent of the Holder.  Nothing contained herein shall be
construed as to prevent Cytogen from incurring and paying obligations in the ordinary course of business, in accordance with past practice.

     SECTION 9.	MISCELLANEOUS

          (a) EIS may assign this Note to its affiliates.
This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that EIS and Cytogen shall remain liable for their respective obligations hereunder after any such assignment.

          (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified airmail, return receipt requested and postage prepaid, addressed as follows:

               (i) if to Cytogen:

               Cytogen Corporation
               600 College Road East
               Princeton, NJ 08540-5308
               Attn: President

               (ii) if to EIS, to:

               Elan International Services, Ltd.
               102 St. James Court
               Flatts, Smiths Parish
               Bermuda  SL04
               Attention: Director

               with a copy to:

               Brock Silverstein McAuliffe LLC
               Citicorp Center
               153 East 53rd Street
               New York, New York 10022
               Attention: David Robbins

          Each party, by written notice given to the other in accordance with this Section 9(b) may change the address to which notices, other communication or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given when received. Any such notice or communication shall be deemed to have been received (iv) in the case of personal delivery, on the date of such delivery, (v) in the case of nationally-recognized overnight courier, on the second business day after the date when sent and (vi) in the case of mailing, on the fifth business day following that day on which the piece of mail

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containing such communication is posted.  Notice hereunder may be given on behalf of the parties by their respective attorneys.

(c) This Note may not be changed or terminated orally and shall be governed by and construed in accordance with the laws of the state of New York, without reference to the principles of conflicts of laws thereof.




                      [Signature page follows]




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          IN WITNESS WHEREOF, Cytogen and EIS have executed
this Note on the date first above written.

                               CYTOGEN CORPORATION


                               By: /s/ John E. Bagalay, Jr.
                                   ---------------------------
                                   Name:  John E. Bagalay, Jr.
                                   Title: President and Chief Executive Officer


                               ELAN INTERNATIONAL SERVICES, LTD.


                               By: /s/ Kevin Insley
                                   ---------------------------
                                   Name:  Kevin Insley
                                   Title: President




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                              EXHIBIT A

        NOTICE OF ELECTION TO EXERCISE THE CONVERSION RIGHT
        ---------------------------------------------------

Date:

To:    	Cytogen Corporation

From:	  The Holder of the Convertible Promissory Note
        dated as of August 12, 1998

Re:	    Exercise of the Conversion Right


Pursuant to the terms of the Convertible Promissory Note
(the "Note") issued by Cytogen Corporation ("Cytogen") to Elan International Services, Ltd. ("EIS") as of August 12, 1998, specifically Section 3 thereof, the Holder hereby notifies Cytogen of its intention to exercise its right of conversion.

Pursuant to Section 3 of the Note, the Holder hereby elects to convert the principal and all accrued and unpaid interest on the Note for shares of the common stock of Cytogen, par value $.01 per share, based upon a conversion rate of $2.80 per share.

We have instructed our attorneys to contact Cytogen to discuss the timing and documentation of the exchange.


                                         Sincerely,

                                 The Holder

                                 ______________________________


                                 By:___________________________
                                     Name:
                                     Title:


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